ACQUISITION AGREEMENT
                                       AND
                                 PLAN OF MERGER



                                      among

               PLATTE VALLEY FINANCIAL SERVICE COMPANIES, INC.,

                          PLATTE VALLEY NATIONAL BANK,

                     PLATTE VALLEY ACQUISITION COMPANY, INC.
                               (In Organization),

                           TRI-COUNTY BANCORP, INC.

                                       and

                                 TRI-COUNTY BANK









                             As of January 24, 2001

                                TABLE OF CONTENTS
                                                                            Page
ARTICLE 1 - PRINCIPAL TERMS OF THE MERGER....................................2
-----------------------------------------
      1.1   The Plan of Merger...............................................2
      ---   ------------------
      1.2   Closing Date.....................................................3
      ---   ------------
      1.3   The Surviving Corporation........................................3
      ---   -------------------------
ARTICLE 2 - DISTRIBUTIONS TO TRI-COUNTY SHAREHOLDERS.........................3
----------------------------------------------------
      2.1   Delivery of Consideration........................................3
      ---   -------------------------
      2.2   Dissenting Shareholders..........................................4
      ---   -----------------------
      2.3   Special Dividend.................................................4
      ---   ----------------
      2.4   Stock Options....................................................5
      ---   -------------
      2.5   Benefit Plans....................................................5
      ---   -------------
ARTICLE 3 - CONDITIONS.......................................................6
----------------------
      3.1   Mutual Conditions................................................6
      ---   -----------------
            a.    No Litigation..............................................6
            --    -------------
            b.    Shareholder Approval.......................................6
            --    --------------------
            c.    Third-Party Approvals......................................6
            --    ---------------------
      3.2   Conditions in Favor of Tri-County................................7
      ---   ---------------------------------
            a.    Representations, Warranties and Agreements.................7
            --    ------------------------------------------
            b.    Officer's Certificate......................................7
            --    ---------------------
            c.    Secretary's Certificate....................................7
            --    -----------------------
            d.    Legal Opinion..............................................7
            --    -------------
            e.    Authorization of Merger....................................7
            --    -----------------------
            f.    Proper Actions and Documentation...........................7
            --    --------------------------------
            g.    Fairness Opinion...........................................7
            --    ----------------
      3.3   Conditions in Favor of Platte Valley and AcqCo...................8
      ---   ----------------------------------------------
            a.    Material Adverse Change....................................8
            --    -----------------------
            b.    Representations, Warranties and Agreements.................8
            --    ------------------------------------------
            c.    Officers' Certificate......................................8
            --    ---------------------
            d.    Secretary's Certificate....................................8
            --    -----------------------
            e.    Legal Opinion..............................................8
            --    -------------
            f.    Non-Competition/Advisory Board Agreements..................9
            --    -----------------------------------------
            g.    Resignations of Officers and Directors.....................9
            --    --------------------------------------
            h.    Dissenters' Rights.........................................9
            --    ------------------
            i.    Proper Actions and Documentation...........................9
            --    --------------------------------
            j.    Loans......................................................9
            --    -----
            k.    Shares Outstanding.........................................9
            --    ------------------
            l.    Consents...................................................9
            --    --------
ARTICLE 4 - REPRESENTATIONS AND WARRANTIES...................................9
------------------------------------------
      4.1   Representations and Warranties of Tri-County and the Subsidiaries9
      ---   -----------------------------------------------------------------
            a.    Organization of Tri-County.................................9
            --    --------------------------
            b.    Subsidiaries..............................................10
            --    ------------
            c.    Financial Statements......................................11
            --    --------------------
            d.    Absence of Undisclosed Liabilities........................11
            --    ----------------------------------
            e.    Absence of Certain Changes or Events......................11
            --    ------------------------------------
            g.    Tax Matters...............................................12
            --    -----------
            h.    Title to Properties; Absence of Liens and Encumbrances, Leases
            --    --------------------------------------------------------------
                  Enforceable...............................................13
                  -----------
            i.    Litigation................................................13
            --    ----------
            j.    Power of Attorney and Bank Accounts.......................14
            --    -----------------------------------
            k.    Proxy Statement...........................................14
            --    ---------------
            l.    Authority Relative to the Agreement.......................14
            --    -----------------------------------
            m.    Information Furnished to Platte Valley....................14
            --    --------------------------------------
            n.    Compliance with Laws......................................15
            --    --------------------
            o.    Employee Benefit Plans....................................15
            --    ----------------------
            p.    Insurance.................................................16
            --    ---------
            q.    Environmental Protection..................................16
            --    ------------------------
            r.    Employee Relations........................................17
            --    ------------------
            s.    Material Contract Defaults................................17
            --    --------------------------
            t.    Agreements with Regulatory Authorities....................17
            --    --------------------------------------
            u.    Certain Loans.............................................17
            --    -------------
            v.    Absence of Illegal or Improper Payments...................18
            --    ---------------------------------------
            w.    Regulatory Requirements...................................18
            --    -----------------------
            x.    Reserves..................................................18
            --    --------
            y.    Loan Documentation........................................18
            --    ------------------
            z.    Brokers and Finders.......................................18
            --    -------------------
      4.2   Representations and Warranties of Platte Valley and AcqCo.......19
      ---   ---------------------------------------------------------
            a.    Organization..............................................19
            --    ------------
            b.    Authority Relative to the Agreement.......................19
            --    -----------------------------------
            c.    Litigation................................................19
            --    ----------
            d.    Proxy Statement...........................................19
            --    ---------------
            e.    Funds Availability........................................20
            --    ------------------
            f.    Applications to Regulators................................20
            --    --------------------------
ARTICLE 5 - COVENANTS.......................................................20
---------------------
      5.1   Covenants of Tri-County.........................................20
      ---   -----------------------
            a.    Access to Information Concerning Properties and Records...20
            --    -------------------------------------------------------
            b.    Conduct of Business.......................................20
            --    -------------------
            c.    No Solicitation...........................................22
            --    ---------------
            d.    Information for Applications and Statements...............22
            --    -------------------------------------------
            e.    Shareholder Meeting.......................................22
            --    -------------------
            f.    Due Diligence.............................................22
            --    -------------
      5.2   Covenants of Platte Valley......................................22
      ---   --------------------------
            a.    Approvals of Regulatory Authorities.......................22
            --    -----------------------------------
            b.    Information for Proxy Statement...........................23
            --    -------------------------------
            c.    Due Diligence.............................................23
            --    -------------
            d.    Status Reports............................................23
            --    --------------
            d.    Directors and Officers Indemnification Insurance Coverage.23
            --    ---------------------------------------------------------
      5.3   Mutual Covenants................................................23
      ---   ----------------
            a.    Confidentiality...........................................23
            --    ---------------
            b.    Return of Documents.......................................24
            --    -------------------
            b.    Employees.................................................24
            --    ---------
ARTICLE 6 - MISCELLANEOUS...................................................24
-------------------------
      6.1   Termination.....................................................24
      ---   -----------
            a.    Mutual Agreement..........................................24
            --    ----------------
            b.    Expiration of Time........................................24
            --    ------------------
            c.    Unsatisfied Conditions....................................24
            --    ----------------------
            d.    Breach....................................................25
            --    ------
            e.    Environmental Report......................................25
            --    --------------------
            f.    Review of Tri-County Disclosure Schedules.................25
            --    -----------------------------------------
      6.2   Termination; Lack of Survival of Representations and Warranties.25
      ---   ---------------------------------------------------------------
      6.3   Expenses and Damages............................................25
      ---   --------------------
      6.4   Exclusivity.....................................................26
      ---   -----------
      6.5   Desirable Amendments............................................26
      ---   --------------------
      6.6   Survival of Representations, Warranties and Covenants...........27
      ---   -----------------------------------------------------
      6.7   Benefits of this Agreement......................................27
      ---   --------------------------
      6.8   Employees and Employee Benefits.................................27
      ---   -------------------------------
      6.9   Notices.........................................................28
      ---   -------
      6.10     Publicity....................................................29
      ----     ---------
      6.11     Entire Agreement.............................................29
      -------------------------
      6.12     Waiver or Modification.......................................29
      -------------------------------
      6.13     Controlling Law..............................................29
      ------------------------
      6.14     Counterparts.................................................29
      ---------------------


Exhibit A       Form of Articles of Merger
Exhibit B       Current Net Operating Expenses
Exhibit C       Tri-County Disclosure Schedules
Exhibit D       Form of Legal Opinion of Rothgerber Johnson & Lyons LLP
Exhibit E       Form of Legal  Opinion  of  Manatt  Phelps &  Phillips,  LLP
Exhibit F       Form of Legal Opinion of local counsel
Exhibit G       Form of  Non-Competition  Agreement
Exhibit H       Form of Advisory  Board  Agreement
Exhibit I       Tri-County  Statements
Exhibit J       Employee Salaries

                   ACQUISITION AGREEMENT AND PLAN OF MERGER


      This Acquisition Agreement and Plan of Merger ("Agreement") is entered into this 24th day of January, 2001, by and among Platte Valley Financial Service Companies, Inc. ("Platte Valley"), Platte Valley National Bank located in Torrington, Wyoming ("Platte Valley National Bank"), Tri-County Bancorp, Inc. ("Tri-County"), Tri-County Bank and Platte Valley Acquisition Company, Inc. (In Organization) ("AcqCo").

                                    RECITALS:

      A. Platte Valley is a financial holding company organized and existing under the laws of the State of Colorado, having its principal offices at 1212 Circle Drive, Scottsbluff, Nebraska 69361.

      B. Platte Valley owns all of the capital stock of Platte Valley National Bank, a national banking association.

      C. Tri-County is a registered savings and loan holding company organized and existing under the laws of Wyoming having its principal offices at 2201 Main Street, Torrington, Wyoming 82240.

      D. Tri-County owns all of the capital stock of Tri-County Bank, a federally chartered stock savings bank ("Tri-County Bank") and all of the capital stock of First Tri-County Services, Inc., a Wyoming corporation ("Tri-County Services"). Tri-County Bank and Tri-County Services are hereinafter referred to together as the "Subsidiaries."

      E. AcqCo will be a Colorado corporation organized as a wholly owned subsidiary of Platte Valley solely for the purposes of acquiring Tri-County.

      F. The respective Boards of Directors of Platte Valley and Tri-County have determined that it is in the best interest of said corporations and their respective shareholders that Platte Valley acquire 100% of the capital stock of Tri-County through a merger of AcqCo with and into Tri-County on the terms and conditions hereinafter set forth.

      G. The respective Boards of Directors of Platte Valley and Tri-County have, by resolutions, approved and authorized the execution and delivery of this Agreement on the terms and conditions set forth herein.

      THEREFORE, in consideration of the mutual covenants, promises, agreements and provisions contained herein and subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound hereby, Platte Valley and Tri-County agree as follows:

                   ARTICLE 1 - PRINCIPAL TERMS OF THE MERGER

      1.1 The Plan of Merger. Subject to the terms and conditions of this Agreement, including the receipt of all requisite regulatory and shareholder approvals, the acquisition of Tri-County by Platte Valley (the "Merger") will be carried out in the following manner:

            a. Tri-County will cooperate in the preparation and filing by Platte Valley of such applications to regulatory authorities as may be necessary to obtain all approvals requisite to the consummation of the Merger, including those described in Section 3.1(c) hereof.

            b. Platte Valley and Tri-County will each cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

            c. Tri-County shall call a meeting of its shareholders to approve the Merger and shall solicit proxies in favor of the Merger.

            d. Subject to the provisions of this Agreement, Articles of Merger substantially in the form of Exhibit A attached hereto, shall be duly executed and on the Closing Date (as defined in Section 1.2 hereof), or as soon thereafter as reasonably practicable, filed with the Colorado Secretary of State in accordance with the Colorado Business Corporation Act (the "CBCA") and with the Wyoming Secretary of State in accordance with the Wyoming Business Corporation Act ("WBCA"). The Merger shall become effective at the time specified in the Articles of Merger (the "Effective Time").

            e. At the Effective Time, AcqCo shall merge with and into Tri-County, the separate existence of AcqCo shall cease, and Tri-County shall continue as the surviving corporation. Tri-County, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

            f. For each outstanding share of Tri-County common stock ($0.10 par value) ("Tri-County Stock") held immediately prior to the Effective Time, the shareholders of Tri-County (except those effectively exercising their dissenter's rights of appraisal, as described in Section 2.2 hereof, shall receive cash in the amount of $12.60 per share (the "Consideration") with a maximum of 883,969 shares of Tri-County Stock (including shares held by the Tri-County ESOP) outstanding at the Closing Date.

            g. The holders of options for 72,207 shares of Tri-County Stock shall receive total consideration not to exceed $529,013.20, as further described in Section 2.4, and each such option shall be canceled.

            h. Tri-County's expenses attributable to the negotiation and consummation of this Agreement and the transactions contemplated hereby shall not exceed $200,000 and any amount paid or accrued in excess thereof shall result in a reduction of the aggregate Consideration paid in the amount of such excess.

      1.2 Closing Date. The "Closing Date" of the transaction shall be a date which is at least ten (10) days after all of the conditions specified in Article 3 of this Agreement have all been satisfied and all applicable waiting periods have expired, or such other date as is mutually agreed by the parties. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rothgerber Johnson & Lyons LLP, 1200 17th Street, Suite 3000, Denver, Colorado, on the Closing Date or at such other place as the parties may agree. At the Closing, the parties shall exchange the various agreements, certificates, instruments and documents to be delivered pursuant to the terms of this Agreement.

      1.3  The Surviving Corporation.

            a. At the Effective Time, AcqCo shall cease to exist and Tri-County shall be the "Surviving Corporation." The articles of incorporation and bylaws of Tri-County as in effect immediately prior to the Effective Time will remain the articles of incorporation and bylaws of Tri-County as the Surviving Corporation after the Effective Time until amended or repealed in accordance with their provisions and applicable law. The combined capitalization of Tri-County and AcqCo immediately prior to the Effective Time shall be the capitalization of Tri-County as the Surviving Corporation after the Effective Time until changed by resolution of the Board of Directors or by action of its shareholder. Except as set forth in Section 3.3(g) of this Agreement, the directors and officers of Tri-County and Tri-County Bank immediately prior to the Effective Time shall resign effective as of the Closing Date and their successors shall be elected or qualified.

            b. At and after the Effective Time, all rights, privileges, powers and franchises and all property and assets of every kind and description of AcqCo and Tri-County shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of AcqCo and Tri-County, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of AcqCo and Tri-County, and the title to any real estate vested by deed or otherwise in either AcqCo or Tri-County shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and liens upon any property of AcqCo or Tri-County shall be preserved unimpaired and all debts, liabilities and duties of AcqCo and Tri-County shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

             ARTICLE 2 - DISTRIBUTIONS TO TRI-COUNTY SHAREHOLDERS

      2.1 Delivery of Consideration. On or immediately prior to the Closing Date, Platte Valley shall deliver to Platte Valley National Bank as paying agent (the "Paying Agent") the aggregate Consideration to be paid. Any interest earned on such cash while in the hands of the Paying Agent shall be the property of Platte Valley. The Paying Agent subsequently shall deliver to the holders of certificates formerly evidencing ownership of Tri-County Stock, upon receipt from the holders thereof of such certificates, duly executed and in proper form for transfer, the Consideration to which they are entitled pursuant to the following provisions:

            a. As soon as practical after the Effective Time the Paying Agent shall send a notice and transmittal form to each record holder of a certificate evidencing Tri-County Stock, advising such holder of the Merger and the procedure for surrendering to the Paying Agent such certificate in exchange for the Consideration. Each holder of such certificate, upon surrender of the same to the Paying Agent in accordance with such transmittal form, shall be entitled to receive the Consideration.

            b. No  transfer  taxes  shall be  payable by any holder of record of
Tri-County Stock at the Effective Time in respect of the exchange of certificates for the Consideration. If the Consideration for the Tri-County Stock provided for herein is to be delivered to any person other than the registered holder of the Tri-County Stock surrendered for exchange, the amount of any stock-transfer or similar taxes (whether imposed on the holder of record or such person) payable on account of the transfer to such person shall be paid to the Paying Agent by such person. The Paying Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

            c. After the Effective Time, each outstanding certificate which theretofore represented Tri-County Stock shall until surrendered for exchange in accordance with this Section 2.1 be deemed for all purposes to evidence only the right to receive the Consideration. After the Effective Time, there shall be no further registration or transfer of Tri-County Stock.

            d. Any portion of the Consideration deposited with the Paying Agent that remains unclaimed by the former holders of Tri-County Stock one hundred eighty (180) days after the Effective Time shall be repaid or returned to Platte Valley upon demand, and holders of Tri-County Stock who have not theretofore complied with this Section 2.1 hereof shall thereafter look only to Platte Valley for payment of their claim for the Consideration.

            e. Notwithstanding anything to the contrary set forth herein, if any holder of Tri-County Stock shall be unable to surrender his or her certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an indemnity bond in form and substance and with surety satisfactory to Platte Valley or such other undertaking as may be approved by Platte Valley.

      2.2 Dissenting Shareholders. Any shares of Tri-County Stock held by persons who have satisfied the requirements of the WBCA related to the rights of dissenting shareholders ("Dissenters' Rights"), and have not effectively withdrawn or lost such Dissenters' Rights, shall not be converted pursuant to this Agreement, but the holders thereof shall be entitled only to such Dissenters' Rights. Each dissenting shareholder who is entitled to payment for his or her shares of Tri-County Stock pursuant to such Dissenters' Rights shall receive payment from Platte Valley in an amount as determined pursuant to such Dissenters' Rights.

      2.3 Special Dividend. If the Merger is not consummated on or before March 31, 2001, Tri-County may declare and pay a special cash dividend to its shareholders not exceeding the amount of Tri-County's Current Net Operating Earnings and not exceeding $0.11 per share. "Current Net Operating Earnings" for purposes of this Section 2.3 shall be calculated as set forth on Exhibit B attached hereto.

      2.4 Stock Options. Simultaneous with the Closing Date, Tri-County shall redeem and pay to the holders of options for an aggregate of 72,207 shares of Tri-County Stock an amount not to exceed $529,013.20, as follows: holders of options for 68,207 shares (with an exercise price of $5.00 per share) shall receive $7.60 per share and holders of options for 4,000 shares (with an exercise price of $9.94 per share) shall receive $2.66 per share. Upon payment, each such option shall be canceled. The 5,978 options with an exercise price in excess of $12.60 shall be canceled. Tri-County shall not grant any additional option for Tri-County Stock prior to the Merger.

      2.5   Benefit Plans.

            a. The Tri-County Federal Savings and Loan Association Employee Stock Ownership Plan and Trust (the "ESOP") shall be terminated as of the Closing Date according to its terms. The Tri-County Federal Savings Bank 401(k) Plan and Trust (the "401(k) Plan") shall be terminated as of Tri-County Bank's last payroll date immediately preceding the Closing Date. All other employee benefit plans maintained by Tri-County or Tri-County Bank, or any predecessor to either, other than the ESOP and the 401(k) Plan (the "Other Benefit Plans") shall be terminated no later than the Closing Date.

            b. Tri-County and Tri-County Bank shall take all actions necessary to effect the termination of the ESOP and the 401(k) Plan and the Other Benefit Plans as provided in this Agreement; provided, however, that any related corporate action by Tri-County and Tri-County Bank shall be provided to and approved by counsel for Platte Valley prior to the time that the action is taken. Within 60 days after the Closing Date, Platte Valley through its counsel shall prepare and submit a determination request to the Internal Revenue Service with respect to the termination of the ESOP and of the 401(k) Plan. No benefit will be distributed from the ESOP in connection with the termination of this tax-qualified plan until a favorable ruling is received from the Internal Revenue Service with respect to the termination of this plan. No benefit will be distributed from the 401(k) Plan in connection with the termination of this tax-qualified plan until a favorable ruling is received from the Internal Revenue Service with respect to the termination of this plan.

            c. Prior to the Closing Date, Tri-County and Tri-County Bank shall have satisfied and discharged all of their outstanding or accrued obligations, of every kind or description, with respect to the ESOP and the 401(k) Plan other than any obligation arising exclusively in connection with the termination of either such tax-qualified plan, or minor adjustments with respect to plan operations as communicated by the plans' administrators to Platte Valley at or prior to the Closing Date.

            d. Prior to the Closing Date, Tri-County and Tri-County Bank shall have satisfied and discharged all of their outstanding or accrued obligations, of every kind or description, with respect to the Other Benefit Plans.

                             ARTICLE 3 - CONDITIONS

      3.1 Mutual Conditions. The obligations of Tri-County and Platte Valley under this Agreement are subject to and conditioned upon the satisfaction of, prior to and on the Closing Date, each of the following conditions except as both Tri-County and Platte Valley may waive in writing:

            a. No Litigation. Except as described in the Tri-County Disclosure Schedules attached hereto as Exhibit C ("Disclosure Schedules"), no suit, action, claim or other proceeding having been threatened or pending before any court, administrative or governmental agency which, in the reasonable opinion of Tri-County or Platte Valley, presents a significant risk of restraint or prohibition of the transactions contemplated hereby or the attainment of material damages or other relief against Tri-County or its shareholders, the Subsidiaries, or Platte Valley or its shareholders in connection therewith.

            b. Shareholder Approval. Approval of the Merger by the holders of a majority of the outstanding shares of Tri-County Stock.

            c. Third-Party Approvals. Receipt of all authorizations, approvals, and/or consents as well as the expiration of applicable waiting periods, of any third parties without conditions, including federal or state governmental and/or regulatory bodies and officials, necessary for the consummation of this Agreement and for the continuation in all material respects of the business of Platte Valley, Tri-County and the Subsidiaries, without interruption after the Effective Time, in substantially the manner in which such business is now conducted, and no such authorizations or approvals shall contain any conditions or restrictions that Platte Valley reasonably believes will materially restrict or limit the business or activities of Platte Valley, Tri-County or the Subsidiaries or have a material adverse effect on their businesses, operations or financial conditions taken as a whole, including but not limited to:

                i. Approval of the Federal Reserve Board for Platte Valley to acquire Tri-County by the Merger and to engage in a non-banking activity;

                ii. Approval of the Office of Thrift Supervision ("OTS") for Platte Valley to become a thrift holding company by the Merger and to move the Tri-County Bank charter from its Torrington office to its Cheyenne office;

                iii. Approval of the OTS and the Office of the Comptroller of the Currency for Tri-County Bank to sell and for Platte Valley National Bank, 1401 East M, Torrington, Wyoming, to acquire the Torrington and Wheatland branches of Tri-County Bank along with all of their assets and liabilities; and

                iv. Approval of the OTS for a quasi-reorganization and/or for Tri-County Bank to pay a dividend or otherwise transfer all of its excess capital to Platte Valley.

      3.2 Conditions in Favor of Tri-County. All obligations of Tri-County under this Agreement are subject to and conditioned upon the satisfaction of, prior to and on the Closing Date, each of the following conditions except as Tri-County may waive in writing:

            a. Representations, Warranties and Agreements. All of the representations and warranties of Platte Valley, Platte Valley National Bank and AcqCo contained in this Agreement or in any written statement, including without limitation, financial statements, exhibits, certificates, schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, being true in all material respects at the date hereof, and at the Closing Date as if then made, and Platte Valley, Platte Valley National Bank and AcqCo having performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

            b. Officer's Certificate. Receipt by Tri-County of a certificate in form and content satisfactory to Tri-County from the President of Platte Valley, Platte Valley National Bank and AcqCo, dated the Closing Date, to the effect that the representations and warranties made herein by Platte Valley, Platte Valley National Bank or AcqCo were on the date hereof, and are on the Closing Date, true and correct and that Platte Valley, Platte Valley National Bank and AcqCo have performed the covenants, obligations and agreements undertaken by them herein.

            c. Secretary's Certificate. Receipt by Tri-County of a certificate of the Secretary or an Assistant Secretary of Platte Valley, dated the Closing Date, to the effect that all necessary approvals of the Merger by the Board of Directors of Platte Valley, and by Platte Valley as the sole shareholder of AcqCo, were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of Platte Valley at all relevant times.

            d. Legal Opinion. Receipt by Tri-County of an opinion of legal counsel for Platte Valley as of the Closing Date in the form attached hereto as Exhibit D.

            e. Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement by Platte Valley and AcqCo and the consummation of the transactions contemplated hereby having been duly and validly taken by the Boards of Directors of Platte Valley and AcqCo, and AcqCo shall have full power and right to merge with Tri-County pursuant to this Agreement and the Articles of Merger.

            f. Proper Actions and Documentation. All actions to be taken by Platte Valley and AcqCo in connection with the transactions contemplated by this Agreement having been taken, all documents incidental thereto being in a form and substance reasonably satisfactory to Tri-County and its legal counsel, and Tri-County having received copies of all documents that it may have reasonably requested in connection with such transactions.

            g. Fairness Opinion. Receipt by Tri-County of a fairness opinion from its investment banker as of the date of this Agreement that the Consideration to be received by Tri-County shareholders pursuant to this Agreement is fair from a financial point of view and such opinion shall not have been withdrawn on or before the Effective Time.

      3.3 Conditions in Favor of Platte Valley and AcqCo. All obligations of Platte Valley and AcqCo under this Agreement are subject to and shall be conditioned upon the satisfaction of, prior to and on the Closing Date, each of the following conditions except as Platte Valley may waive in writing:

            a. Material Adverse Change. Since the date of this Agreement there having been no material adverse changes, occurrences or developments in the business of Tri-County or the Subsidiaries that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of Tri-County or the Subsidiaries; and Platte Valley shall not have discovered any fact or circumstance not disclosed by Tri-County or the Subsidiaries prior to the date of this Agreement that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of Tri-County or the Subsidiaries. A "material adverse change" shall not include (i) changes caused by general economic conditions or changes in prevailing interest rates, (ii) payouts under existing employment agreements as disclosed on the Disclosure Schedules, and (iii) costs, fees and expenses related to the Merger not exceeding $200,000.

            b.   Representations,   Warranties  and   Agreements.   All  of  the
representations and warranties of Tri-County and the Subsidiaries contained in this Agreement, in any attachment or exhibit hereto, or in any written statement, including, without limitation, financial statements, Disclosure Schedules, deeds, exhibits, certificates or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, being true in all material respects at the date hereof, and at the Closing Date as if then made, and Tri-County and the Subsidiaries having performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

            c. Officers' Certificate. Receipt by Platte Valley of a certificate in form and content satisfactory to Platte Valley, from the Presidents of each of Tri-County, Tri-County Bank and Tri-County Services, dated the Closing Date, to the effect that the representations and warranties made herein by each such entity were on the date hereof, and are on the Closing Date, true and correct in all material respects and that Tri-County, Tri-County Bank and Tri-County Services have performed the covenants, obligations and agreements undertaken by each of them herein.

            d. Secretary's Certificate. Receipt by Platte Valley of a certificate of the Secretary or an Assistant Secretary of Tri-County, dated the Closing Date, to the effect that all necessary approvals of the Merger by the Board of Directors and shareholders of Tri-County were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of Tri-County at all relevant times.

            e. Legal Opinions. Receipt by Platte Valley of opinions of Tri-County's legal counsel as of the Closing Date in the forms attached hereto as Exhibit E and Exhibit F.

            f. Non-Competition/Advisory Board Agreements. In exchange for $4,800, payable in twenty-four (24) equal monthly installments, each director and the chief executive officer of Tri-County having entered into either a Non-Competition Agreement in the form attached hereto as Exhibit G or an Advisory Board Agreement in the form attached hereto as Exhibit H, to be effective at the Closing Date.

            g. Resignations of Officers and Directors. All officers and directors of Tri-County and Tri-County Bank shall have submitted their resignations from such positions effective as of the Closing Date, except that Robert Savage shall have submitted his resignation as a director of Tri-County Bank effective December 31, 2001, and as an officer of Tri-County and Tri-County Bank and as a director of Tri-County as of the Closing Date.

            h. Dissenters' Rights. No more than 2.0% of the holders of outstanding shares of Tri-County Stock shall have given notice that they intend to assert Dissenters' Rights.

            i. Proper Actions and Documentation. All actions to be taken by Tri-County and the Subsidiaries in connection with the transactions contemplated by this Agreement having been taken, all documents incidental thereto being in a form and substance reasonably satisfactory to Platte Valley and its legal counsel, and Platte Valley having received copies of all documents that it may have reasonably requested in connection with such transactions.

            j. Loans. Tri-County Bank shall have a loan loss reserve, credit quality and loan administration which are reasonably satisfactory to Platte Valley as of the Closing Date.

            k. Shares Outstanding. Tri-County shall have no more than 883,969 shares of Tri-County Stock outstanding on the Closing Date.

            l. Consents Tri-County shall have received the consents of all creditors, lessors, vendors and other third parties as are necessary pursuant to the contracts and other documents with which such persons conduct business with Tri-County and as may be required to effect the Merger.

                  ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of Tri-County and the Subsidiaries. Except as set forth in its Disclosure Schedules or the Tri-County Statements (as hereinafter defined), Tri-County and the Subsidiaries hereby represent and warrant to Platte Valley as of the date hereof and up to and including the Closing Date as follows:

            a.  Organization of Tri-County.

                i. Tri-County is a corporation duly organized, validly existing and in good standing under the laws of the Wyoming, and it has full corporate power and authority, and possesses all material governmental, regulatory and other permits, licenses and authorizations, necessary to carry on its business as now conducted and to own and operate the properties and assets it owns or operates, to enter into this Agreement and to perform its obligations hereunder.

                ii. Tri-County's authorized capital stock consists of 10,000,000 shares of common stock ($0.10 par value), of which 883,969 shares are outstanding, all of which are validly issued, fully paid and non-assessable, and 5,000,000 shares of serial preferred stock ($0.10), of which no shares are outstanding.

                iii. Tri-County has no outstanding securities convertible into shares of capital stock or existing options, warrants, calls, commitments or other rights of any character granted or entered into by Tri-County relating to its authorized or issued stock and no such rights will be granted or entered into, other than options for 78,185 shares of Tri-County Stock described in
Section 2.4 hereto.

                iv. There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to Tri-County's capital stock.

                v. No shares of Tri-County's capital stock have been or will be issued between the date hereof and the Closing Date.

                vi. Attached to the Disclosure Schedules are complete and correct copies of Tri-County's articles of incorporation and bylaws, both certified as of a then recent date by the Secretary of Tri-County, the same to remain unchanged up to and including the Closing Date.

            b.  Subsidiaries.

                i. Except for the Subsidiaries, Tri-County does not have any direct or indirect subsidiaries and does not have any interest in any partnership, firm, association, corporation, or joint venture other than investment securities purchased and loans made in the regular and usual course of its business. Tri-County Bank is a savings bank duly organized, validly existing and in good standing as a SAIF-insured financial institution under the laws of the United States. Tri-County Services is duly organized, validly existing and in good standing under the laws of the State of Wyoming.

                ii. Tri-County Bank and Tri-County Services each have full corporate power and authority, and possess all governmental, regulatory and other permits, licenses and authorizations necessary to carry on their businesses as they are now being conducted.

                iii. The outstanding shares of capital stock of each of the Subsidiaries are validly issued, fully paid and non-assessable and all such shares are owned of record and beneficially by Tri-County or Tri-County Bank and are not subject to any security interest, lien, encumbrance or any adverse claim of any kind.

                iv. There are no outstanding securities convertible into shares of capital stock or existing options, warrants, calls, commitments or other rights of any character granted or entered into by either of the Subsidiaries relating to the capital stock of these subsidiaries and no such rights will be granted or entered into and no shares of these subsidiaries will be issued between the date hereof and the Closing Date.

                v. Attached to Tri-County's Disclosure Schedules are complete and correct copies as of the date hereof of (A) the charter and bylaws of Tri-County Bank certified by an appropriate officer and (B) the articles of incorporation and bylaws of Tri-County Services certified by an appropriate officer, the same to remain unchanged up to and including the Closing Date.

            c. Financial Statements. Attached hereto as Exhibit I are copies of the following consolidated financial statements for Tri-County ("Tri-County Statements"), all of which are accurate and complete in all material respects, are in accordance with the books and records of Tri-County, have been prepared in accordance with generally accepted accounting principles consistently applied throughout for the periods indicated and present fairly the consolidated financial position of Tri-County and the consolidated results of Tri-County's operations for the periods ended on the dates indicated, it being understood that Tri-County's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments:

            Consolidated Statements of Financial Condition, as of December 31, 1999 and 1998, and the related consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the years then ended, audited by Dalby, Wendland & Co., P.C., and unaudited consolidated Statements of Financial Condition as of November 30, 2000

            d. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Tri-County Statements, Tri-County and the Subsidiaries have no material liabilities or obligations, except those incurred in the ordinary course of their business, whether accrued, absolute, contingent or otherwise, including, governmental charges or lawsuits, or any tax liabilities due or to become due whether (i) incurred in respect of or measured by the consolidated income of Tri-County for any period up to the close of business on the respective dates of the Tri-County Statements, or (ii) arising out of transactions entered into, or any state of facts existing, prior thereto.

            e. Absence of Certain Changes or Events. Since November 30, 2000, and up to and including the Closing Date, except as disclosed in the Disclosure Schedules, there has not been:

                  i. any material disposition of any of the assets of Tri-County or the Subsidiaries other than in the ordinary course of its business and for adequate consideration;

                  ii. any capital improvements, except for ordinary maintenance and repairs, by Tri-County or the Subsidiaries or any purchase of property by such entities at a cost in excess of $10,000 other than supplies in the ordinary course of business;

                  iii. any physical damage, destruction or loss not covered by insurance exceeding $10,000 in value or affecting in a material and adverse way the property, assets, business or prospects of Tri-County or the Subsidiaries;

                  iv. any material change in the accounting methods or practices of Tri-County unless required by regulation or generally accepted accounting principles;

                  v. any material change in the capital structure, financial condition, results of operation or business of Tri-County or the Subsidiaries;

                  vi. any increase in the compensation payable, or to become payable, by Tri-County or the Subsidiaries to any of its respective officers or employees, or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to, or to the credit of, any of its officers or employees, or any pension, retirement, deferred compensation or similar payment or arrangement made or agreed to by Tri-County or the Subsidiaries other than in accordance with preexisting plans or established standards, copies of which are attached to the Disclosure Schedules.

            f.    Tax Matters.

                  i. Tri-County and the Subsidiaries have filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports of information statements which are required to be filed up to and including the date hereof and have paid all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable. Tri-County and the Subsidiaries will hereafter file such returns as are required to be filed by them prior to the Closing Date and will pay all taxes which become due pursuant to such returns or pursuant to any assessments.

                  ii. The returns filed and to be filed by Tri-County and the Subsidiaries have been and will be accurately and properly prepared.

                  iii. To the extent that any tax liability or assessment has accrued as of November 30, 2000, but has not yet become payable or has been proposed for assessment or determination as of November 30, 2000, but remains unpaid, the same has been reflected as a liability on the November 30, 2000, Tri-County Statements subject to normal year-end adjustments. Since November 30, 2000, Tri-County and the Subsidiaries have not incurred any liability with respect to any such taxes except for normal taxes incurred in the ordinary and regular course of their business, all of which will be fully accrued as a liability on the books of Tri-County or the Subsidiaries at the Closing Date.

                  iv. Tri-County and the Subsidiaries have not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income taxes. As of the date of this Agreement, there are no examinations, reviews, audits or investigations of any tax return or report of Tri-County or the Subsidiaries which are presently pending or threatened, and Tri-County and the Subsidiaries are not parties to any pending action or proceeding by any governmental authority for assessment or collection of income taxes.

            g. Title to Properties; Absence of Liens and Encumbrances, Leases Enforceable.

                  i. Tri-County and the Subsidiaries have good and marketable title to their assets, real and personal (including those reflected in the Tri-County Statements, except as thereafter sold or otherwise disposed of in the ordinary course of business and for adequate consideration), free and clear of all mortgages, pledges, liens, charges and encumbrances, except (A) investment securities which are pledged to secure the deposit of public monies or monies under the control of any court, (B) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (C) such imperfections of title and encumbrances, if any, and such liens, if any, incidental to the conduct of their respective businesses or the ownership of their respective assets as are not material in amount and do not affect the value of, or interfere with the present use of, their assets or otherwise materially impair their operations. The Disclosure Schedules briefly describe all real property owned by Tri-County and the Subsidiaries.

                  ii. The structures and equipment owned or used by Tri-County and the Subsidiaries comply with all applicable laws, regulations and ordinances and are in good operating condition, subject to ordinary wear and tear.

                  iii. The real property, if any, leased by Tri-County or the Subsidiaries is held under valid and enforceable leases, copies of which are attached to the Disclosure Schedules. Tri-County and the Subsidiaries are not in default under any such leases. All rentals due and payable have been paid.

            h. Litigation. There are no material claims, actions, suits, proceedings or investigations pending or threatened, by or against, or otherwise materially affecting Tri-County or the Subsidiaries, or their assets, business or properties, or the transactions contemplated by this Agreement, or their directors, officers or employees in reference to actions taken by them in such capacity at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, agency, instrumentality or authority, nor, to Tri-County's knowledge, is there any valid basis for any such action, proceeding or investigation, other than (i) claims by Tri-County and the Subsidiaries in the ordinary course of their business for the recovery of loans or protection of their interest as a secured or unsecured creditor, and (ii) claims fully covered by insurance.

            i. Power of Attorney and Bank Accounts. The Disclosure Schedules set forth (A) the names of all persons holding a power of attorney from Tri-County or the Subsidiaries, (B) the name of each bank in which Tri-County or either of the Subsidiaries has an account and (C) a list of all loans or loan commitments in which Tri-County or either of the Subsidiaries has only a participation and which are serviced by a third person.

            j. Proxy Statement. The information relating to the proxy statement for the meeting of Tri-County shareholders to vote upon the Merger shall be accurate and complete in all material respects, shall not omit to state any material fact required to be stated therein or necessary to prevent such information from being misleading, and shall comply in all material respects with the requirements of federal securities laws.

            k.    Authority Relative to the Agreement.

                  i. The execution, delivery and performance of this Agreement by Tri-County and Tri-County Bank has been duly and effectively authorized and approved by the Boards of Directors of Tri-County and Tri-County Bank, subject to the required vote of the Tri-County shareholders, and subject to obtaining the regulatory approvals and other consents contemplated by this Agreement.

                  ii. This Agreement has been duly executed and delivered by Tri-County and Tri-County Bank and constitutes a valid and binding obligation of Tri-County and Tri-County Bank enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  iii. The consummation of the transactions contemplated by this Agreement will not in any material respect conflict with, violate or result in a material breach of or material default of in (A) any term, condition or provision of the articles of incorporation or bylaws of Tri-County or the charter, articles of incorporation or bylaws of the Subsidiaries; (B) any applicable law, rule, regulation or order of any court or governmental agency; or (C) any material agreement, lease, mortgage, note, contract or commitment of any kind, oral or written, formal or informal, to which Tri-County or the Subsidiaries is a party or by which they or their respective properties may be bound.

            l. Information Furnished to Platte Valley. The documents furnished by Tri-County to Platte Valley (the "Tri-County Documents"), including but not limited to the Disclosure Schedules attached hereto as Exhibit C and the Tri-County Statements, are true and complete copies of such documents and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as contemplated by this Agreement, there is no fact which Tri-County has not disclosed in the Tri-County Documents, which materially and adversely affects the properties, business, prospects, profits or condition (financial or otherwise) of Tri-County or the Subsidiaries or the ability of Tri-County to perform this Agreement, except that Tri-County makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation or future regulatory action.

            m.    Compliance with Laws.

                  i. Tri-County and the Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to their business; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Tri-County, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                  ii. The conduct by Tri-County and the Subsidiaries of their business and the condition and use of their properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation.

                  iii. Neither Tri-County nor the Subsidiaries are in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court.

                  iv. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Tri-County or the Subsidiaries which reasonably could be expected to have a material effect on the business or properties of Tri-County or the Subsidiaries taken as a whole.

            n.    Employee Benefit Plans.

                  i. True, accurate and complete copies of all pension plans, retirement plans, profit-sharing plans, deferred compensation agreements, collective bargaining agreements, insurance plans or any other similar employee benefit plans, agreements or arrangements of Tri-County and the Subsidiaries (the "Plans") are listed in the Disclosure Schedules and have been furnished to Platte Valley.

                  ii. Each Plan which is intended to provide tax-deferred benefits under any provision of the Internal Revenue Code of 1986, as amended, (the "Code"), meets all requirements that must be met in order for such tax-deferred benefits to be available. There has been no change in any of the documents delivered to Platte Valley under which each Plan is maintained and no change, since each Plan's most recent valuation date, in the operation of the Plan which could be expected to adversely affect or alter the tax status of, or materially increase the cost of maintaining, any such Plan.

                  iii. The reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, as applicable, and the group health plan continuation coverage requirements of the Code and ERISA have been fulfilled in all material respects. Tri-County has furnished or made available to Platte Valley copies of all filings, if any, with the Internal Revenue Service and the Department of Labor or other applicable authority for each Plan's most recent plan year.

                  iv. Neither Tri-County, the Subsidiaries, any of the Plans, any of the trusts created under any Plan nor any trustee, administrator or other fiduciary of a Plan has, to Tri-County's best knowledge, engaged in a "prohibited transaction," as such term is defined in the applicable provisions of the Code or of ERISA, or otherwise taken or omitted any action which could subject the Plans, Tri-County, the Subsidiaries, any of the trusts created under a Plan or any trustee or administrator thereof, or any party dealing with such Plans or trusts, to a material tax or penalty on prohibited transactions imposed by ERISA or the Code or otherwise, and neither Tri-County, the Subsidiaries, any Plan, any trust created under a Plan nor any other fiduciary of any Plan or its attendant trust has breached its fiduciary duties under ERISA in a manner which could result in a direct or indirect material liability to Tri-County, the Subsidiaries, or the trustee or administrator of any Plan.

                  v. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate (or appoint a trustee to administer) any Plan, and no event has occurred or condition exists which might constitute grounds under ERISA for the termination of (or the appointment of a trustee to administer) any Plan.

                  vi. The minimum funding requirements under the Code and ERISA have been satisfied with respect to each Plan.

            o. Insurance. The properties of Tri-County and the Subsidiaries are insured as disclosed in the Disclosure Schedules.

            p.    Environmental Protection.

                  i. To the best of Tri-County's knowledge, none of the assets of Tri-County and the Subsidiaries (defined for purposes of this subsection as the real property and tangible personal property owned or leased by Tri-County or the Subsidiaries) contain any hazardous materials (defined as any substance whose nature and/or quantity or existence, use, manufacture or effect render it subject to federal, state or local regulation as potentially injurious to public health or welfare, including, without limitation, friable asbestos or PCBs ("Hazardous Materials"), other than in such quantities which are incidental and customary for the maintenance and operation of such assets (e.g., cleaning fluids) ("Incidental Quantities").

                  ii. No notice or other communication has been made or issued by any governmental agency having jurisdiction over Tri-County or the Subsidiaries, or any other person, with respect to any alleged violation of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of Tri-County and the Subsidiaries.

                  iii. To the best of Tri-County's knowledge, all Hazardous Materials which have been remediated from any assets of Tri-County or the Subsidiaries prior to or during their ownership by Tri-County or the Subsidiaries have been handled in compliance with all applicable laws.

                  iv. To the best of Tri-County's knowledge, except as disclosed in Tri-County's or the Subsidiaries' loan files as of November 30, 2000, no collateral securing any loan made by Tri-County or the Subsidiaries, contains any Hazardous Materials, other than in Incidental Quantities.

            q. Employee Relations. Copies of all employment and severance agreements between Tri-County and the Subsidiaries and their employees have been delivered to Platte Valley and are listed in the Disclosure Schedules. Tri-County and the Subsidiaries have complied with all federal, state and local laws or regulations applicable to them relating to the employment of labor and the provisions of such laws or regulations relating to wages, nondiscriminatory hiring and employment practices and procedures the violation of which would have a materially adverse effect on the financial condition, operations or prospects of Tri-County or the Subsidiaries. No claim has been made nor any proceeding commenced against Tri-County or Subsidiaries for any wages, penalties or other liabilities for failure to comply with any such laws or regulations. Neither Tri-County nor the Subsidiaries is subject to any collective bargaining agreement with its employees.

            r. Material Contract Defaults. Neither Tri-County nor either of the Subsidiaries is in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment, which is material to the business, operations, properties, assets, or the condition, financial or otherwise, of Tri-County or the Subsidiaries, all of which are listed on the Disclosure Schedules, or under the charter, articles of incorporation or bylaws of Tri-County or the Subsidiaries, and no event has occurred which, with notice or lapse of time, or both, may be or become an event of default under any such contract, agreement, lease or other commitment or under the charter, articles of incorporation, articles of association, or bylaws of Tri-County or the Subsidiaries.

            s. Agreements with Regulatory Authorities. Neither Tri-County nor either of the Subsidiaries is a party to any written agreement or memorandum of understanding with any federal or state administrative agency or commission or other governmental authority or instrumentality charged with supervision or regulation of banks or bank holding companies or engaged in the insurance of deposits which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit policies or its management.

            t. Certain Loans. Tri-County and the Subsidiaries have not, as of the date hereof, and will not have as of the Closing Date, made any loan or any commitment to loan to any officer or director of Tri-County or either of the Subsidiaries, or any affiliate of Tri-County, the Subsidiaries or any director of Tri-County or either of the Subsidiaries, other than has been disclosed on the books and records of Tri-County to the Company and which meet applicable regulatory requirements.

            u. Absence of Illegal or Improper Payments. Neither Tri-County nor either of the Subsidiaries has made any payments to any entities or persons, governmental or otherwise, which payments are required to be disclosed under applicable disclosure policies of any governmental authority, nor, to the best knowledge and belief of Tri-County, have any directors, officers or employees of Tri-County or either of the Subsidiaries made any such payment in their capacities as directors, officer or employees of Tri-County or either of the Subsidiaries.

            v. Regulatory Requirements. Tri-County and the Subsidiaries have accurately prepared and timely filed with the appropriate banking, securities and other regulatory or governmental authorities all necessary reports and filings and have paid all fees and assessments due and payable therewith. All such reports and filings complied in all material respects with all the rules and regulations promulgated by the applicable regulatory authority. There are no examinations, reviews or investigations of any report or filing concerning Tri-County or the Subsidiaries by a regulatory authority (except for regularly scheduled OTS and Federal Deposit Insurance Corporation examinations) which are currently pending or threatened, and neither Tri-County nor the Subsidiaries are a part to any pending or threatened regulatory action or proceedings.

            w. Reserves. The reserve for possible loan and lease losses shown in the Tri-County Statements is adequate in all material respects, including under the requirements of generally accepted accounting principles, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding and as a percentage of loans no less than the percentage of reserve to loans on November 30, 2000, and other real estate owned has been written down or reserved for to reflect the amount Tri-County and the Subsidiaries could expect to receive for such real estate were it sold net of the costs of sale.

            x. Loan Documentation. The documentation relating to each loan made by Tri-County Bank, including security interests, mortgages and other liens, with respect to the collateral for such loans, is adequate for the enforcement of the loan except for inadequacies that will not in the aggregate have a material adverse effect on the financial condition of Tri-County and the Subsidiaries taken as a whole.

            y. Brokers and Finders. Other than Keefe, Bruyette & Woods, Inc., neither Tri-County, the Subsidiaries nor any officer, director or employee of Tri-County or the Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Tri-County or the Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

      4.2 Representations and Warranties of Platte Valley and AcqCo. Platte Valley, Platte Valley National Bank and AcqCo hereby represent and warrant to Tri-County as of the date hereto and up to and including the Closing Date as follows:

            a. Organization. Platte Valley and Platte Valley National Bank are, and AcqCo will be upon the Closing Date, corporations duly organized, validly existing and in good standing under the laws of the State of Colorado or the United States, as the case may be, and have full corporate power and authority, and possess all material governmental, regulatory and other permits, licenses and authorizations necessary to carry on their respective businesses as now conducted, to enter into this Agreement and to perform their obligations hereunder.

            b.    Authority Relative to the Agreement.

                  i. The execution, delivery and performance of this Agreement by Platte Valley has been duly and effectively authorized and approved by the Boards of Directors of Platte Valley and Platte Valley National Bank, subject to obtaining the regulatory approvals and other consents contemplated by this Agreement.

                  ii. The  approval  of the  shareholders  of Platte  Valley and
Platte  Valley   National  Bank  are  not  required  for   consummation  of  the
transactions contemplated by this Agreement.

                  iii. This Agreement has been duly executed and delivered by Platte Valley and Platte Valley National Bank and constitutes a valid and binding obligation of Platte Valley and Platte Valley National Bank enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  iv. The consummation of the transactions contemplated by this Agreement will not in any material respect conflict with, violate or result in a material breach of or material default in (A) any term, condition or provision of the articles of incorporation, charter or bylaws of Platte Valley, Platte Valley National Bank or AcqCo; (B) any applicable law, rule, regulation or order of any court or governmental agency; or (C) any material agreement, lease, mortgage, note, contract or commitment of any kind, oral or written, formal or informal, to which either Platte Valley, Platte Valley National Bank or AcqCo is a party or by which they or their properties may be bound.

            c. Litigation. There are no material claims, actions, suits, proceedings or investigations pending or threatened by or against or otherwise materially affecting Platte Valley, Platte Valley National Bank or AcqCo which would prevent or enjoin Platte Valley, Platte Valley National Bank or AcqCo from carrying out their obligations under this Agreement.

            d. Proxy Statement. Information provided by Platte Valley and Platte Valley National Bank in writing for inclusion in the proxy statement for the meeting of Tri-County shareholders to vote upon the Merger will be accurate and complete in all material respects, will not omit to state any material fact required to be stated therein or necessary to prevent such information from being misleading, and will comply in all material respects with the requirements of federal securities laws.

            e. Funds Availability. Platte Valley has or will have adequate funds to pay the Consideration. Platte Valley will promptly notify Tri-County in writing if Platte Valley becomes aware that it no longer has funds available or it appears that funds will not be available at the Effective Time to pay the Consideration.

            f. Applications to Regulators. All of the representations contained in the applications filed by Platte Valley or Platte Valley National Bank with regulators with or on behalf of Tri-County, will be at the time the same were made accurate in all material respects, except Platte Valley and Platte Valley National Bank make no representation as to matter contained therein that are based on information provided by Tri-County to Platte Valley or Platte Valley National Bank.

                              ARTICLE 5 - COVENANTS

      5.1 Covenants of Tri-County. Tri-County covenants with Platte Valley as an inducement to Platte Valley to enter into this Agreement that:

            a. Access to Information Concerning Properties and Records. Tri-County will give to Platte Valley and to its counsel, accountants and other representatives ("advisers"), upon reasonable notice, during normal business hours throughout the period prior to the Closing Date, full access to the books, records, customer and loan files, contracts, and commitments of Tri-County and the Subsidiaries, except for documents as to which there exists an attorney-client privilege or except as otherwise restricted by law. For the period prior to the Effective Time, Tri-County shall deliver to Platte Valley such statements, schedules and reports concerning the business, operations and financial condition of Tri-County and the Subsidiaries as are regularly provided to their Boards of Directors at such times as they are regularly supplied to their Boards of Directors. Tri-County shall give notice to Platte Valley of all board of directors and committee meetings of Tri-County and the Subsidiaries. Platte Valley shall be entitled, at its expense, to have a representative attend any such meeting to observe and participate in discussion but not to vote on any matter.

            b. Conduct of Business. Until the Effective Time or the earlier termination of this Agreement, and except as contemplated by this Agreement or disclosed in the Disclosure Schedules or as consented to or otherwise approved by Platte Valley in writing:

                  i. the business of Tri-County and the Subsidiaries shall be conducted only in the ordinary course which, without limitation, shall include using their best efforts to maintain in force the insurance policies now in effect, or insurance policies providing substantially the same coverage to the extent such coverage remains available to Tri-County and the Subsidiaries with acceptable limitations and at a reasonable cost;

                  ii. no change shall be made in the articles of incorporation or bylaws of Tri-County or Tri-County Services and in the charter or bylaws of Tri-County Bank;

                  iii. no change shall be made in the number of shares of capital stock of Tri-County or the Subsidiaries issued and outstanding, nor shall any option, warrant, call, convertible security, commitment or other right be granted or made by either Tri-County or the Subsidiaries relating to its authorized or issued capital stock;

                  iv. no purchase order, contract or commitment (other than deposits, loans, loan commitments and investments or the sale of other real
estate  owned  in  the  ordinary   course  of  business  of  Tri-County  or  the
Subsidiaries) shall be entered into by or on behalf of Tri-County or the Subsidiaries extending for more than one year or involving payment by Tri-County and the Subsidiaries of more than $10,000 in any one contract or related series of contracts or otherwise materially affecting their business;

                  v. no employment agreement or other agreement shall be entered into with any employee of Tri-County or the Subsidiaries, no salary or benefits of any employee of Tri-County or the Subsidiaries shall be increased, no employee benefit plan shall be modified or amended, and no executive officer or director bonuses shall be paid;

                  vi. Tri-County and the Subsidiaries shall use their best efforts, consistent with conducting their business in accordance with their own business judgment, to retain their depositors and customers and to preserve their business in its present form and to preserve the good will of the depositors, customers and others having business relations with Tri-County and the Subsidiaries;

                  vii. Tri-County and the Subsidiaries shall duly comply in all material respects with all applicable laws, the failure to comply with which would have a material adverse effect upon their business or financial condition;

                  viii. no dividends shall be paid, or distributions made, with respect to Tri-County Stock prior to the Closing, except for the cash dividend described in Section 2.3 hereof;

                  ix. no security shall be sold or purchased until after twenty-four (24) hours' prior written notice of such purchase or sale shall have been given to Platte Valley's President and Platte Valley's approval or non-objection of such transactions shall not be unreasonably withheld.

                  x. the obligations under all employment, severance or other agreements between Tri-County and the Subsidiaries and their employees related to the termination of such agreements shall not be in excess of $321,920.00.

                  xi. no loans (A) in excess of $150,000, or (B) to any director, officer or affiliate of Tri-County or either of the Subsidiaries, shall be approved without twenty-four (24) hours' prior written notice to the President of Platte Valley and Platte Valley's approval or non-objection of such transactions shall not be unreasonably withheld.

            c. No Solicitation. Tri-County, the Subsidiaries and their officers and directors will not, and Tri-County shall direct and use its best efforts to cause its and the Subsidiaries employees, agents and representatives to not, during the period beginning on the date hereof and ending on the first to occur of the Effective Time or the termination of this Agreement, (i) sell or arrange for the sale of any Tri-County or either of the Subsidiaries' capital stock; or
(ii) negotiate, solicit or encourage or authorize any person to solicit from any third party any proposals relating to the merger or consolidation of Tri-County or the Subsidiaries, disposition of the business or assets of Tri-County or the Subsidiaries or the acquisition of the capital stock of Tri-County or the Subsidiaries; or (iii) except to the extent legally required for the discharge by the board of directors of its fiduciary duties, make any information concerning Tri-County or the Subsidiaries available to any person for the purpose of affecting or causing a merger, consolidation or disposition of Tri-County or the Subsidiaries or their assets or common stock. If any offer is received from another party, Tri-County and its officers and directors shall promptly inform Platte Valley of the terms of that offer and the identity of the offeror.

            d. Information for Applications and Statements. Tri-County shall furnish to Platte Valley in a timely manner all information concerning
Tri-County and the Subsidiaries required for inclusion in all regulatory applications to be filed, in any other notices or statements to be made by Platte Valley to any governmental or regulatory body required to consummate the Merger.

            e. Shareholder Meeting. As soon as practicable, Tri-County shall take all reasonable action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of shareholders to vote upon this Agreement and the Merger. Subject to applicable laws, Tri-County shall use reasonable efforts to solicit from its shareholders proxies in favor of such adoption and approval and shall take all other reasonable action necessary or helpful to secure a vote of its shareholders in favor of the Merger. The proxy statement relating to such meeting shall be approved by Platte Valley prior to its filing with the Securities and Exchange Commission, and such approval shall not be unreasonably withheld.

            f. Due Diligence. Tri-County shall use its best efforts to deliver by the Closing Date all opinions, certificates and other documents required to be delivered by it and to cause all conditions to Closing being satisfied in a timely manner.

      5.2 Covenants of Platte Valley. Platte Valley covenants with Tri-County as an inducement to Tri-County to enter into this Agreement that:

            a. Approvals of Regulatory Authorities. As soon as practicable, Platte Valley shall file applications with the proper regulatory authorities for approval of the Merger and the acquisition of Tri-County by Platte Valley and all related transactions including, but not limited to, the approvals set forth in Section 3.1(c) of this Agreement, and shall thereafter take all action with due diligence to obtain the approval of such regulatory authorities. To the extent permitted by law, all filings, requests for approval or other submissions for any regulatory approval shall be made available for review by Tri-County prior to filing.

            b. Information for Proxy Statement. Platte Valley shall furnish to Tri-County in a timely manner any requested information concerning Platte Valley and its subsidiaries required for inclusion in Tri-County's proxy statement to be filed with the Securities and Exchange Commission and mailed to Tri-County shareholders.

            c. Due Diligence. Platte Valley shall use its best efforts to deliver by the Closing Date all opinions, certificates and other documents required to be delivered by it and to cause all conditions to Closing being satisfied in a timely manner.

            d. Status Reports. Platte Valley shall advise Tri-County from time to time regarding Platte Valley's applications for regulatory approval of the Merger and provide Tri-County with copies of all applications, comments, correspondence and approvals to or from regulators in connection with the applications.

            d. Directors and Officers Indemnification Insurance Coverage. For a period of three (3) years after the Effective Time, Platte Valley shall provide to the persons who served as directors or officers of Tri-County or Tri-County Bank on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time, substantially similar in all material respects to the insurance coverage provided to them in such capacities of the date hereof; provided, however, if Platte Valley is unable to maintain or obtain the insurance called for by this Section on commercially reasonable terms, Platte Valley shall use its best efforts to obtain as much comparable insurance as available. In lieu of the foregoing, Tri-County shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Platte Valley's request and Tri-County's expense.

      5.3 Mutual Covenants. Each party covenants to the other party as an inducement to enter into this Agreement that:

            a. Confidentiality. Each party agrees recognizes and acknowledges that the data and information it shall or may obtain from the other party during the due diligence review (the "Information") comprise valuable, special and unique assets of the other party. Each party and its employees, agents and representatives shall hold in confidence any and all of the Information and shall not, in whole or in part, disclose the Information to any person or business for any reason or purpose whatsoever, and shall not make use of any such Information for any reason or purpose other than to evaluate the proposed acquisition. These restrictions shall not apply to such Information (A) which is at the time of disclosure in the public domain other than as a result of confidential disclosure by the party; (B) which was disclosed by a third party not subject to any restrictions on disclosure; (C) which is required to be disclosed by the order of a court or other competent authority or under applicable law; or (D) with respect to which a party may have given its consent. Further, each party may disclose the Information to its legal counsel, accountants and other professional advisors subject to their agreement to maintain the Information in strict confidence and not to disclose or use the Information, in whole or in part, other than in the course of advising such party. In the event a party is requested or required by a court or other confident authority or under applicable law to disclose the Information, such party shall give the other party prompt notice of such request or requirement to enable the party to seek an appropriate protective order, and shall consult and cooperate with the party in attempting to resist or narrow the scope of such requests or requirement.

            b. Return of Documents. In the event that the Merger is not consummated, or this Agreement is otherwise terminated, each party shall promptly return to the other party all such confidential information (and all copies thereof), without retaining any copies, or to the extent agreed by the other party, shall destroy information and documents not to be returned, including all electronic images; and thereafter all such information shall continue not to be disclosed by each such party and their directors, officers, employees, agents and advisers to third parties without the written consent of the other party.

            b. Employees. In the event this Agreement is terminated, the parties hereto further agree that they will not solicit for employment by such party or any related entities (including but not limited to wholly or partially owned subsidiaries or affiliates in which any of such party's representatives have a controlling interest) any of the officers of the other party so long as they are employed by the other party for a period of two years after termination of the Agreement without obtaining the prior written consent of the other party. For the purposes of this Agreement, "solicit for employment" shall not include (i) referrals made by a placement agency or service or (ii) responses to any advertisement appearing in a newspaper, magazine or trade publication.

                            ARTICLE 6 - MISCELLANEOUS

      6.1 Termination. This Agreement may be terminated and the Merger abandoned (either before or after approvals and authorizations by the shareholders of Tri-County contemplated hereby and without seeking further shareholder approval) at any time prior to the Effective Time only in one of the following manners:

            a. Mutual Agreement. By mutual written consent of the parties authorized by their respective Boards of Directors at any time prior to the Effective Time.

            b. Expiration of Time. By written notice from Tri-County to Platte Valley or from Platte Valley to Tri-County, if the Closing Date shall not have occurred on or before June 30, 2001.

            c. Unsatisfied Conditions. By written notice from Tri-County to Platte Valley or from Platte Valley to Tri-County, as the case may be, stating that the party giving such notice elects to terminate this Agreement and abandon the transaction contemplated hereunder as of a stated date, which shall not be less than ten business days after the date on which such notice is given, because the party providing such notice will be unable, on or before June 30, 2001, after having exercised all reasonable efforts and actions, to meet or satisfy one or more specified conditions precedent to the obligation of the other party to close under this Agreement, unless the other party waives the satisfaction of such conditions precedent within such ten-day period.

            d. Breach. By written notice from Platte Valley to Tri-County or from Tri-County to Platte Valley, in the event of a material breach by the other party hereto of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured after thirty (30) days' written notice thereof is given to the party committing such breach by the other party.

            e. Environmental Report. Platte Valley shall have the right, in its discretion and at its sole expense, to arrange with an environmental consultant to prepare an environmental report on any property owned or leased by Tri-County or the Subsidiaries. If such report indicates the presence of Hazardous
Materials on any such property or properties and if the costs for any remediation indicated by such reports are deemed material by Platte Valley, Platte Valley shall have the right to terminate this Agreement by written notice to Tri-County.

            f. Review of Tri-County Disclosure Schedules. By Platte Valley within five (5) business days of receipt by Platte Valley of the Tri-County Disclosure Schedules.

      6.2 Termination; Lack of Survival of Representations and Warranties. In the event of the termination and abandonment of this Agreement pursuant to
Section 6.1 herein, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 5.3 (Mutual Covenants) and 6.3 (Expenses and Damages) of this Agreement shall survive any such termination and abandonment. Termination shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

      6.3   Expenses and Damages.

            a. Payment of Own Expenses.  Except as provided below and in Section
6.4 herein, each party shall pay its own expenses in connection with the Agreement and the Merger. Any expenses incurred by any executive officer of Tri-County for tax planning or employment-related issues shall be considered personal expenses and not Tri-County corporate expenses. Nothing contained in this Section 6.3 shall be deemed to preclude either from seeking to recover damages which it incurs as a result of breach by the other party of this Agreement or to obtain other legal or equitable relief (including specific performance).

            b. Tri-County Termination. Platte Valley shall pay Tri-County $150,000 in the event Tri-County terminates this Agreement pursuant to Section 6.1(d).

            c. Platte Valley Termination. Tri-County shall pay Platte Valley $150,000 in the event Platte Valley terminates this Agreement pursuant to
Section 6.1(d).

      6.4   Exclusivity.

            a. Tri-County agrees that it, or any of its Subsidiaries, shall not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal (as defined in this Section 6.4), and shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties concerning any Acquisition Proposal. Tri-County shall promptly advise Platte Valley of the receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal). For purposes of this Section 6.4, an "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination or similar transaction involving Tri-County or any of its respective Subsidiaries or any proposal or offer to purchase or acquire in any manner all or a majority of the voting ownership, beneficial ownership or right to vote securities in, or a majority of the assets or deposits of Tri-County or any of its respective Subsidiaries, other than the transaction contemplated by this Agreement.

            b. In the event that Tri-County, during the term of this Agreement and without having received the written consent of Platte Valley, shall have determined in accordance with its fiduciary duties to accept any Acquisition
Proposal or to recommend to its shareholders that any Acquisition Proposal be approved or accepted, then Tri-County so determining or recommending shall be liable to Platte Valley in the amount of Four Hundred Fifty Thousand Dollars ($450,000) as liquidated damages, the payment of which shall be made at the time of the acceptance of any Acquisition Proposal. It is acknowledged and understood by Tri-County that the calculation, ascertainment or quantification of the amount of monetary damages which would be sustained by Platte Valley to this Agreement as a result of the acceptance or recommendation of acceptance of any Acquisition Proposal by the Tri-County is uncertain and problematic and that Platte Valley would suffer substantial damages to its business and operations which cannot be measured in monetary terms, and recognizing such, Tri-County agrees that the foregoing amount of liquidated damages is its reasonable estimate of the amount of damages which would be sustained by Platte Valley, during the term of this Agreement and without having received the written consent of Platte Valley, shall have determined to accept any Acquisition Proposal or to recommend to its shareholders that any Acquisition Proposal be approved or accepted.

      6.5 Desirable Amendments. Subject to the performance of the respective fiduciary obligations of each party, if at any time after the date hereof, it shall appear that any change or changes in the structure of the transactions contemplated hereby shall be necessary or desirable or comply with applicable law, or to comply with the requirements of regulatory authorities having jurisdiction over the transactions so as to enable the transactions contemplated hereby to be consummated, the parties hereto agree to use their best efforts to effect such changes in this Agreement and the other documents contemplated hereby in taking such other actions as may be required to effect such changes, provided that neither party hereto shall be required to agree to any change in the amount or form of consideration set forth herein.

      6.6 Survival of Representations, Warranties and Covenants. The respective representations, warranties, agreements and covenants of the parties in this Agreement shall survive the Effective Time for a period of two years. Each party shall be deemed to have relied upon each and every representation and warranty of the other party, regardless of any investigation heretofore or hereafter made by or on behalf of such party.

      6.7 Benefits of this Agreement. This Agreement and the rights and obligations of Platte Valley and Tri-County hereunder shall not be assigned by any party to any third party, except with the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, the shareholders of Tri-County, and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement and, except as for Sections 2.5 and 6.8 of this Agreement, there are no third-party beneficiaries of this Agreement.

      6.8   Employees and Employee Benefits.

            a. All employees of Tri-County shall be evaluated by Platte Valley for retention or elimination prior to the Effective Time. With the exception of employees that are parties to employment or severance agreements with Tri-County or Tri-County Bank, Platte Valley agrees that for a period of twelve (12) months following the Effective Time, any employee of Tri-County Bank whose employment is involuntarily terminated by Platte Valley for a reason other than just cause on or after the Effective Time shall be entitled to receive a severance payment equal to two weeks of salary in effect as of December 31, 2000, for each year of service to Tri-County Bank with a maximum of three (3) months.

            b. All employees of Tri-County who continue as employees of Platte Valley after the Merger shall (i) notwithstanding Section 6.8(a), continue their regular salary in effect on the Closing Date until the earlier to occur of their termination of employment or December 31, 2001; (ii) receive service credits for employment at Tri-County prior to the Effective Time for purposes of meeting the eligibility requirements and vesting requirements for all Platte Valley benefit programs which such employees shall become eligible to participate in on or after the Effective Time including, but not limited to, retirement, vacation (as set forth in Section 6.8(c)), sick leave (as set forth in Section 6.8(d), and health and disability plans (as set forth in Section 6.9(d); and (iii) receive in cash all accrued vacation as of December 31, 2000, as set forth in Exhibit J attached hereto.

            c. Platte Valley's vacation time policy is earned in the year prior to the year in which it is taken. However, transitional vacation advances for 2001 will be given to all Tri-County employees retained based on their service credits of employment at Tri-County. If any Tri-County employee should terminate their employment with Platte Valley or be terminated by Platte Valley on or before December 31, 2001, any vacation taken by employees in 2001 shall be reimbursed to Platte Valley by employee.

            d. Any Tri-County employee who has accrued sick leave available on December 31, 2000, will be allowed "Banked Days" per Platte Valley's "Banked Policy" as follows: "any vacation / illness days not taken during the year in which they were awarded will be banked (up to six days maximum) for use the next year towards a catastrophic illness, surgery or accident, as outlined in the Medical Leave of Absence Policy--an absence due to illness, disability, mental health or chemical dependency, which extends beyond six working days, but not more than 21 days and is requested in writing, accompanied by an acceptable physician's statement, and is approved in advance by the supervisor, the division / department manager and the Corporate Director of Human Resource--Section V, Page 5.5 and 5.6. Any unused banked days will be cleared annually on December 31st and a new bank started each year from the previous year's unused illness/vacation days."

            e. No full-time Tri-County employee or dependant of such employee shall be subject to any uninsured waiting periods of pre-existing condition exclusions under any plan of Platte Valley or its subsidiaries, except when (i) there was more than a 63-day period between the end of the prior coverage and enrollment for the Platte Valley coverage, during which the individual was not covered under any creditable coverage; and (ii) the employee or covered person cannot provide satisfactory evidence of creditable coverage for 12 months prior to the Closing Date. However, if the employee or covered person has a pre-existing condition and cannot provide satisfactory evidence of creditable coverage for the 12 months prior to the Closing Date, such person will be treated for purposes of coverage under Platte Valley's benefit plan as he would have been treated under the Tri-County benefit plan.

      6.9 Notices. Any notice, request, instruction, legal process, or other instrument to be given or served hereunder by any party to another, shall be deemed given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the respective party or parties at the following addresses:

      If to Platte Valley:      Platte Valley Financial Service Companies, Inc.
                                Attn: H. Hod Kosman, President
                                1212 Circle Drive
                                Scottsbluff, Nebraska 69363-2308

      With copies to:           Rothgerber Johnson & Lyons LLP
                                Attn:  Karen L. Witt, Esq.
                                1200 17th Street, Suite 3000
                                Denver, CO 80202

      If to Tri-County:         Tri-County Bancorp, Inc.
                                Attn: Robert L. Savage, President
                                2201 Main Street
                                Torrington, Wyoming 82240-2317

      With copies to:           Gregory A. Gehlmann, Esq.
                                Manatt, Phelps & Phillips, LLP
                                1501 M Street, N.W., Suite 700
                                Washington, DC 20005-1702

and to such other person or address or addresses as either party may designate to the other by like notice as set forth above.

      6.10 Publicity. Tri-County and Platte Valley shall have all publicity, press releases and other announcements relating to this Agreement, and the transactions contemplated hereby, reviewed in advance by both Platte Valley and Tri-County.

      6.11 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, covenants or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

      6.12 Waiver or Modification. Any party to this Agreement may, at any time prior to the Effective Time, by action taken by its Board of Directors or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless so expressly provided. Tri-County's Board of Directors may authorize the amendment or supplementation of this Agreement or waiver of any provision hereof or thereof, either before or after the approval of Tri-County's shareholders (and without seeking further shareholder approval), so long as such amendment, supplement or waiver does not result in the reduction of the consideration given or result in an adverse tax or other effect to Tri-County's shareholders.

      6.13 Controlling Law. This Agreement shall be construed in accordance with the laws of the State of Colorado, except to the extent that federal law is applicable.

      6.14 Counterparts. This Agreement may be executed in any number of copies, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

      IN WITNESS WHEREOF, pursuant to authority duly given by the respective Boards of Directors of Platte Valley, Platte Valley National Bank, Tri-County, Tri-County Bank and AcqCo, this Agreement has been signed on behalf of said corporations by their respective Presidents or Vice Presidents and attested by their respective Secretaries or Assistant Secretaries, all on the date first written above. The signature of a Secretary or Assistant Secretary is intended not only as an execution hereof, but also is a certification that such parties' Board of Directors has duly authorized the execution and delivery of this Agreement.

                                 PLATTE VALLEY FINANCIAL SERVICE
                                 COMPANIES, INC.


Attest:/s/                            By:/s/H. Hod Kosman, President and CEO


                               PLATTE VALLEY NATIONAL BANK,
                               Torrington, Wyoming


Attest:/s/                             By:/s/H. Hod Kosman, Chairman

                               TRI-COUNTY BANCORP, INC.


Attest:/s/                             By:/s/Robert L. Savage, President and CEO

                               TRI-COUNTY BANK


Attest:/s/                             By:/s/Robert L. Savage, President and CEO

                                    PLATTE VALLEY ACQUISITION COMPANY
                                    (In Organization)


Attest:/s/                              By:/s/H. Hod Kosman, President and CEO